Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement No. 333-43613 of C3, Inc. on Form S-8 of our report dated February 18, 1999, appearing in this Annual Report on Form 10-K of C3, Inc. for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
March 12, 1999